EXHIBIT 99

                          Independent Auditors' Report



The Board of Directors and Stockholders
InfraCorps Inc.:


           We have audited the consolidated balance sheet of InfraCorps Inc., (formerly ETS International, Inc.) and subsidiaries as of March 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the ten-month period ended March 31, 1998 and year ended May 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfraCorps Inc., (formerly ETS International, Inc.) and subsidiaries as of March 31, 1998, and the results of their operations and their cash flows for the ten-month period ended March 31, 1998 and year ended May 31, 1997, in conformity with generally accepted accounting principles.

           The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 19 to the consolidated financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 19. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                                    KPMG LLP


Roanoke, Virginia
May 8, 1998